DOCUMENT
TITLE:

FOR:

DATED:

AS
REVISED:

Combined
Code
of
Ethics

ProFunds, ProShares Trust, ProShare Advisors LLC, ProFund

Advisors

LLC,
ProFunds
Distributors,
Inc.

±
September
16,
2015

July
7,
2025

ProFunds ProShares
Trust

ProFund Advisors LLC ProShare Advisors LLC ProFunds
Distributors,
Inc.

Amended
and
Restated
CODE OF ETHICS

July
7,
2025

The following Combined Code of Ethics (the “Code”) is adopted by ProFunds and ProShares Trust (each a "Trust" and jointly the "Trusts"), ProFund Advisors LLC and ProShare Advisors LLC (each an “Advisor” and jointly the “Advisors”) and ProFunds Distributors, Inc. (“PDI”),
(jointly
the
“Firm”)
pursuant
to
Rule
17j-1
under
the
Investment
Company
Act
of
1940, as amended (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (unless specifically identified, Rule 17j-1 and Rule 204A-1 are collectively referred to as the “Rules”).
The Advisors are investment advisors to registered investment companies and other persons or entities (“Clients”).

This Code
is designed to ensure
that all acts, practices and courses of
business engaged in by personnel of the Trusts, the Advisors and PDI reflect high standards of conduct and comply with the requirements of the federal securities laws.
Please see the Chief Compliance Officer (the
“CCO”)
should
you
have
any
questions
about
this
Code.

Other
policies
or
forms may
be incorporated into this Code by reference.

I.

Definitions

A.

“Access
Person”
means:
any
Investment
Personnel;
or
any
director/trustee,
officer,
active
general
partner,
managing
member
or
employee of the Trusts ( collectively ProFunds and ProShares), the Advisors or PDI (or of any company in a control
relationship
to
the
Trusts,
the
Advisors
or
PDI)
who,
in
connection
with
his
or
her
regular functions or duties, makes, participates in, obtains or has access to information regarding the purchase or sale of Covered Securities (as defined in this Code) by the Trusts whose functions relate to or provide access to the making of any recommendations with respect to such purchases or sales; or

any natural person
in a
control relationship to the
Trusts, the
Advisors
or
PDI
who obtains
information
concerning
recommendations
made
to
the
Trusts
or
Clients
with
regard
to
the purchase or sale of Covered Securities by the Trusts or Client; or
any Supervised Person with access to non-public information regarding any Clients’ purchase or sale of
securities, or
non-public
information regarding the
portfolio holdings of any fund the Advisors or their control affiliates manage.
B.

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person is subject to the provisions of Section 16 of the Exchange Act and the rules and regulations there under.
C.

“Control” shall have the same meaning as that set forth in Section 2(a) (9) of the 1940 Act.
Section 2(a) (9) provides that “control” generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
D.

“Covered
Officers”
means
any
person
serving
as
a
named
officer
of
any
of
the
Trusts.
E.

“Covered
Security”
shall
include
any
“security”
as
set
forth in
Section 2(a)
(36)
of
the
1940
Act,
subject
to
any
modifications
set
forth
in
this
Section
I.E.
of
the
Code.
For
avoidance of
doubt,
“Covered
Security”
shall
include
futures
contracts
on
securities
indices,
options
on
such futures contracts, shares of exchange-traded funds and corporate bonds or debentures.
The term “Covered
Security”
shall
not
include
(i)
direct
obligations
of
the
Government
of
the
United
States;
(ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of registered open-end investment companies other than exchange-traded funds, investment companies advised or sub-advised by any of the Advisors, or investment companies whose investment advisor or principal underwriter is
in
a
control
relationship
to
any
of
the
Advisors;
(iv)
such
other
securities
as
may
be excepted under the provisions of the Rules.
F.

“Family/Household”
shall include
(1) the
Supervised Person’s spouse
or domestic partner (unless they do not live in the same household as the person and the person does not contribute in any way to their support); (2) the Supervised Person’s children under the age of 18;
(3) the Supervised Person’s children who are 18 or older (unless they do not live in the same household as the person and the person does not contribute in any way to their support); (4) any of the following people who live in the person’s household: stepchildren, grandchildren, parents, stepparents, grandparents,
brothers,
sisters,
parents-in-law,
sons-in-law,
daughters-in-law,

brothers-in-law
and
sisters-in-law,
including
adoptive
relationships,
foster
children
and
such custodial relationships.
G.

An “Initial Public Offering” means an offering of securities registered under the Securities
Act
of
1933,
the
issuer
of
which,
immediately
before
the
registration,
was
not
subject
to the reporting requirements of Section 13 or 15(d) of the Exchange Act.
H.

“Investment
Personnel”
means:
(1)
any
employees,
officers
and
directors
of
the
Trusts, the Advisors, and the Trusts’ principal underwriters (or of any company in a control relationship to the Trusts, the Advisors or the Trusts’ principal underwriters) who, in connection with their regular functions
or
duties,
make
or
participate
in
making
recommendations
regarding
the
purchase or
sale
of
securities
by
the
Trusts;
and
(2)
any
natural
person
who
controls
the
Trusts,
the
Advisors or PDI and who obtains information concerning recommendations made to the Trusts regarding the purchase or sale of securities by the Trusts.
I.

A “Limited Offering” means an offering that is exempt from registration under the Securities
Act
of
1933
pursuant
to
Section
4(2)
or
Section
4(6)
or
pursuant
to
Rule
504,
Rule
505, or Rule 506 under the Securities Act of 1933.
J.

“Purchase or sale of a security” for purposes of this Code and each report the Chief Compliance Officer designates as necessary to ascertain whether compliance with the Code has been met or other Appendix hereto includes, among other things, the writing of an option to purchase or sell a security.
K.

A
“Security
held
or
to
be
acquired”
means:
(1)
any
Covered
Security
which,
within
the most recent 15 days: (a) is or has been held by the Trust or a Client under the direction of the Advisors; or (b) is being considered by the Trusts, the Advisors or PDI for purchase or sale; and
(2)
any
option
to
purchase
or
sell,
and
any
security
convertible
into
or
exchangeable
for
a
Covered Security described in
Section (E) of the Code above.
L.

“Service Providers” means Citi Fund Services Ohio, Inc., Fidelity National Information
Systems
(“FIS”),
Foreside
Financial
Group,
LLC,
J.P.
Morgan
Investor
Services
Co., SEI Investments Distribution Co., SEI Investments Company.
M.

“Supervised Person” means: (1) any officer, director (or other person occupying a similar status
or
performing
similar
functions),
or employee
of
the
Advisors;
(2)
any other
person who provides investment advice on behalf of the Advisors and is subject to the supervision and control of the Advisors; or (3) any person affiliated with PDI as a Registered Representative (a “PDI Registered Representative”).

II.

Legal
Requirement

The
federal
securities
laws
make
it
unlawful
for
any
affiliated
person
of
the
Trusts, the
Advisors
or
PDI
in
connection
with
the
purchase
or
sale,
directly
or
indirectly,
by
such
person of a Covered Security held or to be acquired by the Trusts or Clients:
To
employ
any
device,
scheme
or
artifice
to
defraud
the
Trusts
or
Clients;
To make to the Trusts
or
Clients any untrue statement of a material fact or omit
to state to the Trusts or Clients a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
To
engage
in
any
act,
practice,
or
course
of
business
that
operates
or
would
operate as a fraud or deceit upon the Trusts or Clients; or
To
engage
in
any
manipulative
practice
with
respect
to
the
Trusts
or
Clients.
In order to assure compliance with these restrictions, each of the Trusts, the Advisors and PDI adopts and agrees to be governed by the provisions contained in this Code.

III.

General
Principles
and
Standards
of
Business
Conduct

As an investment advisor, the Advisors owe a fiduciary duty to the Trusts and Clients.
In relation to the Trust and Clients, a fiduciary is required to act in good faith, make full and fair disclosure of material facts relating to conflicts of interests, and employ care to avoid making misleading statements.
The following standards of business conduct shall govern personal investment activities and the interpretation and administration of the Code:
A.

The
interests
of
Trust
shareholders
and
Clients
must
be
placed
first
at
all
times;
B.

All personal securities transactions must be conducted consistently with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;
C.

All persons who acknowledge receipt of the Code should not create or trade on the basis of rumors that could materially affect the price of any security.
D.

All persons who acknowledge receipt of the Code should not take inappropriate advantage of their positions; and
E.

All
persons
who
acknowledge
receipt
of
the
Code
must
comply
with
applicable
federal securities laws.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield an individual from liability for personal trading or other conduct that violates a fiduciary duty to the Trusts’ shareholders or advisory Clients.

IV.

Substantive
Restrictions

A.

Restricted
lists
.
From
time
to
time,
the
Chief
Compliance
Officer
may publish
a
list
of
restricted
securities.
No
Access
Person
may
directly
or
indirectly
(for
example,
via
a
single-stock
ETF)
purchase or sell, or modify any prior order to purchase or sell, or place a limit order for the purchase or sale of any security on the restricted list.
B.

Short-Term Trading Restriction
.
Access Persons are prohibited from engaging in a purchase and sale, or a sale and purchase, of the same Covered Securities (or any closely related security such as an option or a related convertible or exchangeable security or another security from the same issuer) within two (2) business days determined from the most recent purchase or sale.
Access Persons may purchase or sell an option on a Covered Security position to hedge existing holdings within the two day period.
If exercised, the purchase date of the underlying option is considered to be the
purchase date of
the
security.
Access Persons who are
independent members
of
the
Board
of
Trustees
but
who
are
not interested
persons
of
the
Trusts
or
the
Advisors as defined in the 1940 Act, or employees whose accounts are exempt under Section IV.F of the Code, are
not
subject
to
the
Short-Term
Trading
Restriction
as
long
as
they
do
not
have
knowledge of trading activities conducted by the Advisors.
C.

Use of Material Non-Public Information.
All Supervised Persons are required to comply with the Insider Trading Policy, as designated by the Chief Compliance Officer, when trading securities for their personal accounts.
If any Supervised Person possesses material non-public
information
regarding
an
entity,
its
securities,
or
the
market
for
such
entity’s
securities,
such Supervised Person generally may not:
•

  trade
in
that
entity’s
securities,
including
options,
puts,
calls
or
other
derivative
securities,

•

direct
others
to
trade
on
his
or
her
behalf,
•

disclose
the
information
or
suggests
trades
to
another
individual.
In
addition,
any
transactions
found
to
be
in
violation
of
the
Insider
Trading
Policy
(or
the
Code
of
Ethics,
if
applicable)
will
be
canceled
and
appropriate
punitive
action
will
be
taken.

No
Supervised
Person
may
buy
or
sell
fund
shares
while
in
possession
of
material, non-public
information,
including
information
concerning
upcoming
dividend
payments
or
capital gains
distributions.
Note
that
out
of
an
abundance
of
caution,
the
Advisors
have
adopted
a
blackout period for Access Persons with respect to sales of our funds, for two business days prior to the published dividend ex-date of any Fund. The dividend ex-date for all Funds may be found on the Funds’ web site and Access Persons have the responsibility to monitor their trading activity to avoid selling shares during the blackout period.
D.

Initial
Public
Offerings
and
Limited
Offerings
.
No Access Person may acquire any direct or indirect Beneficial Ownership in any securities in an Initial Public Offering (“IPO”) or in a Limited Offering unless the Chief Compliance Officer has authorized the transaction in advance.
Any
Access
Person
who
has
been
authorized
to
acquire
securities
in
an
IPO
or
in
a Limited Offering must disclose
his or
her
interest if
he
or
she
is
involved in
the
Trusts’
Advisors’ or PDI’s consideration of an investment in such issuer.
Any decision to acquire such issuer’s securities on behalf of the Trusts or Clients shall be subject to review by Access Persons with no personal interest in the issuer.

E.

Cryptocurrency

All Access Persons must obtain pre-approval from the Chief Compliance Officer prior to purchasing
or
selling
any
direct
or
indirect
Beneficial
Ownership
in
(i)
Bitcoin,
(ii)
Ether
(iii) Solana, (iv) XRP, or (v) any derivative product tied to Bitcoin, Ether, Solana, or XRP such as, but not limited to futures on the cryptocurrencies identified above.
F.

Service on Boards.
Investment Personnel shall not serve on the board of directors of publicly
traded companies,
or
in any
similar
capacity,
absent
the
prior
approval
of
such
service by the Chief Compliance Officer following the receipt of a written request for such approval.
In the
event
such
a
request
is
approved,
procedures
shall
be
developed
to
avoid
potential
conflicts
of
interest.
G.

Exemptions
.
The restrictions of Section IV of the Code shall not apply to the following transactions unless the Chief Compliance Officer determines that such transactions violate other provisions of the federal securities laws:
•

Reinvestments
of
dividends
pursuant
to
a
plan;
•

Transactions
in
instruments
that
are
excepted
from
the
definition
of
Covered Security in this Code of Ethics;

•

Transactions in which direct or indirect Beneficial Ownership is not acquired or disposed of;
•

Transactions in accounts as to which an Access Person has no investment control;
•

Transactions in accounts held at transfer agents or employee stock purchase accounts from previous employers or spousal employee stock purchase plans;
H.

Discretionary Accounts
.
Transactions in accounts of an Access Person for which investment discretion
is
not
maintained
by
an
Access
Person
but
is
granted
to
any
of
the
following that are unaffiliated with the Trusts, the Advisors or PDI: a registered broker-dealer, registered investment adviser or other investment manager acting in a fiduciary capacity, provided the following conditions are satisfied:
•

The
terms of
the account agreement (the “Agreement”)
must be
in writing and furnished to the Chief Compliance Officer prior to any transactions;
•

Any amendment to the
Agreement must be
furnished to the
Chief
Compliance Officer prior to its effective date;
•

The exemption shall not be available for a transaction or class of transactions which is suggested or directed by an Access Person or as to which an Access Person acquires material non-public (“insider”) information.
•

Access Persons shall agree to the Code of Ethics Access Person Discretionary Account Monitoring Policy as designed by the Chief Compliance Officer.

V.

Procedures

A.

Reporting
.
In
order
to
provide
each
of
the
Trusts,
the
Advisors
or
PDI
with information
to
enable
it
to
determine
with
reasonable
assurance
whether
the
provisions
of
the
Code are
being
observed
by
its
Access
Persons,
each
Access
Person
of
the
Trusts,
the
Advisors
and
PDI shall periodically submit reports in a format designed for the purpose, or through electronic feed when available, to the Chief Compliance Officer (or his or her delegate)
Each Access Person authorizes the Advisors, the Trusts and PDI to provide such necessary private information to third party vendors, and, to open and maintain data feeds of brokerage account information into automated systems to allow the Firm to monitor compliance with the Code.
Additionally, each PDI Registered Representative shall submit information in a format the
Chief
Compliance
Officer
designates
as
necessary
to
ascertain
whether
compliance
with

the
Code
has
been
met
to
the
Chief
Compliance
Officer
(or
his
or
her
delegate),
unless
such
persons report substantially similar information pursuant to a separate code of ethics.
(1)

Initial Holdings Report.
Every Access Person, other than a trustee of the Trusts who is not an “interested person” within the meaning of the 1940 Act, or an employee whose accounts are
considered exempt
under
Section IV.F. of
the
Code, shall
submit
to
the
Chief Compliance Officer (or his or her delegate), no later than 10 calendar days after that person becomes an
Access
Person,
information
(which
must
be
current
as
of
a
date
no
more
than
45
days prior to the date the person becomes an Access Person) in a format required by the Chief Compliance Officer
(2)

Quarterly Transactions Report.
Every Access Person, other than a trustee of the Trusts who is not an “interested person” within the meaning of the 1940 Act and who had no direct or indirect influence or control over transactions of the Trusts, or an employee whose accounts are considered exempt under Section IV.F. of the Code, shall report to the Chief Compliance Officer (or his or her delegate) no later than 30 days after the end of each calendar quarter information
in
a
format
the
Chief
Compliance
Officer
designates
as
necessary
to
ascertain whether compliance with the Code has been met.
(a)

The report will include any transactions during the quarter involving any Covered Securities in which the Access Person (or any members of the Access Person’s Family/Household) has any direct or indirect Beneficial Ownership
(b)

The report will list any account established by the Access Person (or any members of the Access Person’s Family/Household) in which any Covered Securities were held for the direct or indirect benefit of the Access Person (or any members of the Access Person’s Family/Household) during the quarter

(c)

A trustee
who
is
not
an
“interested
person”
of
the Trusts within
the
meaning of the 1940 Act shall not be required to submit the Quarterly Transactions Reports required above with respect to a transaction in a Covered Security unless he or she knew at the time of the transaction or,
in
the
ordinary
course
of
fulfilling
his
or
her
official
duties
as
a
trustee
of
the
Trust, should have known, that during the 15-day period immediately before or after the date of the transaction, such Covered Security was purchased or sold by the Trusts, or was being considered for purchase or sale by the Trusts, the Advisors or PDI for purchase or sale by the Trusts.
No report is required if the trustee had no direct or indirect influence or control over the transaction. No annual acknowledgement form for the Code is required to be made.
(d)

No Quarterly Transaction Report need be made if information contained in broker trade
confirmations
or
periodic
account
statements
timely
received
by
the
Trusts,
the

Advisors
or
PDI
includes all
of
the
information
that
would
be
required in a Quarterly Transaction Report in accordance with the instructions on such Form.
If electronic reporting services are not available,
an
Access
Person,
with
respect
to
a
brokerage
account
in
which
such
Access
Person
has any
beneficial
interest,
may
arrange
for
the
broker
to
mail
directly
to
the
Chief
Compliance
Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of the broker’s trade confirmation covering each transaction in securities in such account, or (b) copies of periodic statements with respect to the account.
The Access Person may be required to verify the accuracy of data received through electronic reporting services from time to time.
(3)

Annual Holdings Report
.
Every Access Person, other than a trustee of the Trusts who is not an “interested person” within the meaning of the 1940 Act, must report to the Chief
Compliance
Officer
(or
his
or
her
delegate)
on
an
annual
basis,
within
45
days
after
the
end of each calendar year, information (which information must be current as of a date no more than 45 days prior to the date the person submits the report) in a format the Chief Compliance Officer designates as necessary to ascertain whether compliance with the Code has been met.
(4)

PDI Registered Representatives Securities Account Report.
Every PDI Registered Representative must report to the Chief Compliance Officer (or his or her delegate) within
30
days
of
opening
a
new
securities
account,
pursuant
to
FINRA
Rule
3050,
information
in a
format
the
CCO
designates
as
necessary
to
ascertain
whether
compliance
with
the
Code
has
been met.
In addition, each Registered Representative of PDI who is not an Access Person must complete The PDI Registered Representatives Securities Account Report as an annual report within 45 days after the end of each calendar year.

VI.

Administration
of
Code

A.

Generally.

The
Trusts,
Advisors
and
PDI
must
use
reasonable
diligence
and institute procedures reasonably necessary to prevent violations of the Code.
B.

Notification;
Annual
Certification
.
Each
Access
Person
and Supervised
Person,
other
than
a
Trustee
of
the
Trusts
who is
not
an
“interested
person”
within
the
meaning
of
the
1940
Act,
shall
be
provided
with
a
copy
of this Code
and any
material amendments hereto.
The
Chief
Compliance
Officer
shall additionally notify each Access Person and PDI Registered Representative required to make reports pursuant to Section V. of the Code that such Access Person or PDI
Registered Representative is subject to reporting requirements.
Each Access Person or Supervised Person must provide the Chief Compliance Officer or other designated compliance personnel with the Annual Certificate of Compliance, as acknowledgment of his or her receipt of this Code and any amendments, in a format the Chief Compliance Officer designates as necessary to ascertain whether compliance with the Code has been
met, that
such Access
Person
or
Supervised Person
has received a
copy
of
the
Code
and
any material
amendments
hereto,
is
aware
of
his
or
her
obligations
under
the
Code,
has
complied
with and
will
continue
to
comply
with,
the
Code
and,
in
the
case
of
Access
Persons
and
PDI
Registered Representatives (as applicable), with the Code’s reporting requirements.
C.

Review
and
Reporting
.
The
Chief
Compliance
Officer (or
his or
her
delegate)
shall review
the
reports and certifications submitted by Access Persons and Supervised Persons for compliance with the requirements of this Code.
Any
Access
Person
or
Supervised
Person
who
is
or
becomes
aware
of
any
violation of
the
Code
must promptly report any such violation to the
Chief
Compliance
Officer.
The
Chief Compliance Officer must report such violations to the applicable Trusts’ or Client’s board if the Client is a registered investment company.
If
the
Chief
Compliance
Officer
(or
his
or
her
delegate)
determines that
a
violation of
this
Code
may
have
occurred, before
making
a
final
determination
that
a material
violation
has been committed by an individual, the
Chief
Compliance
Officer
(or
his or
her
delegate)
may give such person an opportunity to supply additional information regarding the matter in question.
D.

Enforcement
.
If the Chief Compliance Officer (or his or her delegate) determines that a material violation of this Code has occurred, he or she shall report the violation to the applicable Trust’s board.
The Chief Compliance Officer and/or the General Counsel shall take action, as they consider appropriate, including the recommendation to impose any sanctions they consider appropriate including termination of employment.
Any
profits
derived
from
securities
transactions
in
violation
of
paragraphs
IV.A–
IV.D.
of
the
Code,
shall
be
forfeited
and
paid
to
a
charity
selected
by
the
Trusts,
the
Advisors
or
PDI.
No
person
shall
participate
in
a
determination
of
whether
he
or
she
has
committed a violation of this Code or in the imposition of any sanction against himself or herself.
E.

Reporting
to
the
Trusts’
Boards.
At
least
annually,
the
Chief
Compliance
Officer shall furnish to each Trusts’ Board of Trustees, for their consideration, a written report that:

(1)

Describes any issues arising under
the
Code
or
procedures since
the
last report to
the
Board,
including,
but
not
limited
to,
information
about
material
violations of the Code or procedures and sanctions imposed in response to the material violations; and

(2)

Certifies that the Trusts, the Advisors and PDI have adopted procedures reasonably necessary to prevent their Access Persons and Supervised Persons from violating this Code.

VII.

Records

Each of the Trusts, the Advisors and PDI shall maintain records at its principal place of
business
in
the
manner
and
to
the
extent
set
forth
below
and
as
described
in
Rule
17j-1(f), which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission, FINRA or any other body with appropriate jurisdiction, at any time and from time to time for reasonable periodic, special, or other examination.
•

A copy of this Code and any other code of ethics which is, or at any time within the past five years was in effect shall be preserved in an easily accessible place;
•

A
record
of
any
violation of
this
Code
and
of
any
action
taken
as a
result
of
such
violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
•

A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of
reports, shall
be
preserved by the
Trusts,
the
Advisors
and PDI for a period of not less than five years from the end of the fiscal year in which it is made or the information provided, the first two years in an easily accessible place;
•

A list of all persons who are, or within the past five years have been required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
•

A
copy
of
each report
to the
Board
shall
be
preserved
by
the
Trusts,
the
Advisors
and
PDI for
at
least
five
years after
the
end
of
the
fiscal
year
in
which
it
is
made,
the
first
two
years in an easily accessible place; and
•

The Trusts, the Advisors and PDI
shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under Section
IV.D.
of
the
Code
for
at
least
five
years
after
the
end
of
the
fiscal
year
in
which
the approval is granted, the first two years in an easily accessible place.

VIII.

Confidentiality

All
reports
of
securities
transactions
and
any
other
information
filed
with
the
Trusts, the Advisors or PDI pursuant to the Code, shall be treated as confidential, except as regards appropriate examinations
by
representatives
of
the
Securities
and
Exchange
Commission,
FINRA or any other body with appropriate jurisdiction.

IX.

Amendment:
Interpretation
of
Provisions

The
Trustees may from time
to time
amend the
Code
or
adopt such interpretations for the Code as they deem appropriate.

X.

Incorporation
of
Other
Service
Providers’
Codes
of
Ethics

The Codes of Ethics of the Service Providers are incorporated as Attachments by reference into the Code to the extent applicable to the relevant Covered Officers.